                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                            DEVON HOLDCO CORPORATION

         1. The name of the corporation is:

                  Devon Holdco Corporation

         2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company (CSC).

         3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) common shares, at $0.01 par value per share.

         5. The name and mailing address of the incorporator is as follows:

                              Michael J. Perlowski
                            190 South LaSalle Street
                             Chicago, Illinois 60603

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

         8. Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-laws of the corporation. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. (A) Directors of the corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit.

                  (B) The corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his acting as a director or officer of the corporation (and the corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the corporation. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section (B) shall be deemed to be a contract between the corporation and each person referred to herein.

                  (C) No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any person for or with respect to any acts or omissions of such person occurring prior to such amendments.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly, have hereunto set my hand this 4th day of October 2001.

                                               /s/ MICHAEL J. PERLOWSKI
                                               --------------------------------
                                               Michael J. Perlowski




                                       2